Exhibit (g)

SOLICITING DEALER FORM

Offer to Exchange and Consent Solicitation Relating to

American Depositary Shares, each representing 1/100th of a Share of 8.75% Series G Cumulative

Redeemable Perpetual Preferred Stock (the “Series G ADSs”)

CUSIP: 63938Y 100

and

American Depositary Shares, each representing 1/100th of a Share of 8.625% Series H Cumulative

Redeemable Perpetual Preferred Stock (the “Series H ADSs”)

CUSIP: 63938Y 308

of

NAVIOS MARITIME HOLDINGS INC.

Pursuant to the Exchange Offer and Consent Solicitation (as defined below)

THE EXCHANGE OFFER AND THE CONSENT SOLICITATION (EACH AS DEFINED BELOW) WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON FEBRUARY 15, 2019 UNLESS EXTENDED OR EARLIER TERMINATED BY US IN OUR SOLE DISCRETION AT ANY TIME (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED OR TERMINATED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME BEFORE 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer and Consent Solicitation and Consent Solicitation is:

The Bank of New York Mellon

By Mail:	By Hand or Courier:

The Bank of New York Mellon Voluntary Corporation Actions—Suite V P.O. Box 43031 Providence, Rhode Island 02940-3031 United States of America	The Bank of New York Mellon Voluntary Corporate Actions—Suite V 250 Royall Street Canton, Massachusetts 02021 United States of America

This form must be delivered to an address, or transmitted via facsimile, as set forth above. The instructions contained herein should be read carefully before this form is completed.

All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Exchange Offer and the Consent Solicitation Statement, dated February 4, 2019, (the “Prospectus”) of Navios Maritime Holdings Inc., a Republic of the Marshall Islands corporation (the “Company”).

IN ORDER TO BE ELIGIBLE TO RECEIVE THE SOLICITING DEALER FEE (AS DEFINED BELOW), A PROPERLY COMPLETED SOLICITING DEALER FORM MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE. THE COMPANY SHALL, IN ITS SOLE DISCRETION, DETERMINE WHETHER A SOLICITING DEALER HAS SATISFIED THE CRITERIA FOR BEING ELIGIBLE TO RECEIVE THE SOLICITING DEALER FEE. THE PAYMENT OF THE SOLICITING DEALER FEE TO ELIGIBLE DEALERS IS SUBJECT TO AND CONDITIONED UPON THE SUCCESSFUL COMPLETION OF THE EXCHANGE OFFER AND CONSENT SOLICITATION AND SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE PROSPECTUS. THE COMPANY WILL REIMBURSE BROKERAGE HOUSES AND OTHER CUSTODIANS, NOMINEES AND FIDUCIARIES FOR THEIR REASONABLE OUT-OF-POCKET EXPENSES INCURRED IN FORWARDING COPIES OF THE PROSPECTUS AND RELATED DOCUMENTS TO THE BENEFICIAL OWNERS OF THE SERIES G ADSS AND SERIES H ADSS. YOU MUST RETURN THE SOLICITING DEALER FORM SET FORTH ON ANNEX A HERETO TO THE EXCHANGE AGENT TO RECEIVE THE SOLICITING DEALER FEE.

ANNEX A

SOLICITING DEALER FORM

As described in the Prospectus, the Company has agreed, upon successful completion of the Exchange Offer and Consent Solicitation, to pay a soliciting dealer fee (the “Soliciting Dealer Fee”) equal to $0.50 for each Series G ADS and Series H ADS that are validly tendered and accepted for purchase pursuant to the Exchange Offer and Consent to retail brokers that are appropriately designated by their beneficial holder clients to receive this Soliciting Dealer Fee. Soliciting Dealer Fees will only be paid to retail brokers upon successful completion of the Exchange Offer and Consent Solicitation with respect to the Series G ADSs and Series H ADSs upon the terms set forth in the Prospectus. The Company reserves the right to audit any soliciting dealer to confirm bona fide submission of this form. The Company shall, in its sole discretion, determine whether a soliciting dealer has satisfied the criteria for being eligible to receive a Soliciting Dealer Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and pursuant to the Exchange Offer and Consent Solicitation).

PAYMENT DETAILS

Name of Firm:

Attention:

Address:

Phone Number:

Taxpayer Identification:

Signature:

(Medallion Stamp Required)

By signing this form you hereby confirm that your request for the Soliciting Dealer Fee is bona fide and has been made on behalf of accounts for separate individual beneficial owners of the Series G ADSs and Series H ADSs that are eligible holders that are validly tendered and accepted for purchase pursuant to the Exchange Offer and Consent Solicitation. Failure to properly complete and execute this form will render the form defective and the Company will not honor your request. Any questions as to what constitutes beneficial ownership should be directed to the Exchange Agent.

The delivery of this form by a soliciting dealer will constitute a representation by it that: (1) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (2) it is eligible to such compensation for such solicitation under the terms and conditions of the Prospectus; (3) in soliciting tenders, it has used no solicitation materials other than those furnished by the Company; (4) each Holder that it has solicited has received a copy of the Prospectus, or concurrently with such solicitation it provided the Holder with a copy of the Prospectus; (5) it is either (i) a broker or dealer in securities which is a member of any national securities exchange in the United States or of the Financial Industry Regulatory Authority, Inc. or (ii) a bank or trust company located in the United States; and (6) no Soliciting Dealer Fee has previously been requested or paid with respect to the Series G ADSs or Series H ADSs tendered for its own account.

SOLICITING DEALERS SHOULD TAKE CARE TO ENSURE THAT PROPER RECORDS ARE KEPT TO DOCUMENT THEIR ELIGIBILITY TO RECEIVE ANY SOLICITING DEALER FEE. THE COMPANY AND THE EXCHANGE AGENT RESERVE THE RIGHT TO REQUIRE ADDITIONAL INFORMATION AT THEIR DISCRETION, AS DEEMED WARRANTED.

If the space provided in the table below is inadequate, the required information should be listed on a separate schedule and attached to this form.

Consenting Security	CUSIP No.	Participant Number	VOI Number	Quantity

8.75% Series G ADS	CUSIP: 63938Y 100

8.75% Series G ADS	CUSIP: 63938Y 100

8.75% Series G ADS	CUSIP: 63938Y 100

8.75% Series G ADS	CUSIP: 63938Y 100

8.75% Series G ADS	CUSIP: 63938Y 100

8.75% Series G ADS	CUSIP: 63938Y 100

8.75% Series G ADS	CUSIP: 63938Y 100

8.75% Series G ADS	CUSIP: 63938Y 100

8.75% Series G ADS	CUSIP: 63938Y 100

8.75% Series G ADS	CUSIP: 63938Y 100

8.75% Series G ADS	CUSIP: 63938Y 100

8.75% Series G ADS	CUSIP: 63938Y 100

8.75% Series G ADS	CUSIP: 63938Y 100

8.75% Series G ADS	CUSIP: 63938Y 100

Consenting Security	CUSIP No.	Participant Number	VOI Number	Quantity

8.625% Series H ADS	CUSIP: 63938Y 308

8.625% Series H ADS	CUSIP: 63938Y 308

8.625% Series H ADS	CUSIP: 63938Y 308

8.625% Series H ADS	CUSIP: 63938Y 308

8.625% Series H ADS	CUSIP: 63938Y 308

8.625% Series H ADS	CUSIP: 63938Y 308

8.625% Series H ADS	CUSIP: 63938Y 308

8.625% Series H ADS	CUSIP: 63938Y 308

8.625% Series H ADS	CUSIP: 63938Y 308

8.625% Series H ADS	CUSIP: 63938Y 308

8.625% Series H ADS	CUSIP: 63938Y 308

8.625% Series H ADS	CUSIP: 63938Y 308

8.625% Series H ADS	CUSIP: 63938Y 308

8.625% Series H ADS	CUSIP: 63938Y 308